UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 17, 2010
INTERNATIONAL LEASE FINANCE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA	1-31616	22-3059110

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 3400 Los Angeles, California (Address of Principal Executive Offices)	90067 (Zip Code)
(310) 788-1999
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
     On May 19, 2010, International Lease Finance Corporation (“ILFC”) issued a press release announcing that Henri Courpron has joined ILFC as its Chief Executive Officer. The press release is attached to this Form 8-K as Exhibit 99.1 and is hereby incorporated by reference in its entirety. The information in this Item 7.01 and the exhibit attached hereto as Exhibit 99.1 is being furnished (not filed) under Item 7.01 of Form 8-K.

Item 8.01	Other Events.
     In connection with Mr. Courpron’s commencing employment as ILFC’s Chief Executive Officer, Mr. Courpron entered into an employment letter (the “Employment Letter”) with ILFC’s parent, American International Group, Inc (“AIG”). The Employment Letter is effective May 18, 2010, and expires on May 31, 2013. The Employment Letter provides for employment of Mr. Courpron on an “at will” basis at an initial base salary of $975,000. The Employment Letter also provides for semi-monthly “stock salary” awards at an annual rate of $1,675,000 through the end of calendar year 2011 and $3,225,000 thereafter. Mr. Courpron’s stock salary will be granted in the form of units reflecting the value of AIG’s common stock and so-called “hybrid” securities and designed to serve as a proxy for the long-term value of AIG, which are referred to as Long-Term Performance Units, and will become payable in installments over a period of three years after grant. The terms and conditions of the Long-Term Performance Units are subject to the approval of the Office of the Special Master for TARP Executive Compensation, and awards in respect of Mr. Courpron’s accrued stock salary will be issued on approval. In addition, Mr. Courpron is eligible to receive an annual performance-based incentive payment having a target value of $2,750,000 for each of calendar years 2010 and 2011, with the target value decreasing to $1,200,000 for each of calendar years 2012 and 2013. The Employment Letter contemplates that a portion of any incentive payment becoming earned for 2010 and 2011 will be payable in Long-Term Performance Units which will become payable three years after grant, while 100% of any incentive payment becoming earned for 2012 and 2013 will be payable in long-term restricted stock as defined in the TARP Standards for Compensation and Corporate Governance. Mr. Courpron will be relocating from France to the United States and will be reimbursed for his temporary housing and moving expenses under an expatriate arrangement. Mr. Courpron is also entitled to participate in AIG’s Executive Severance Plan and will be entitled to other benefits provided to ILFC’s executives from time to time. All of the compensation payable to Mr. Courpron under the Employment Letter is subject to applicable regulations issued by the United States Department of the Treasury and applicable requirements of agreements between AIG and the United States government, as each may be in effect from time to time.
     The Employment Letter also includes restrictive covenants that prohibit Mr. Courpron from disclosing AIG’s and ILFC’s confidential information and from soliciting their customers and employees.
     Mr. Courpron will succeed Mr. Lund, ILFC’s Vice Chairman, who served as ILFC’s interim President and Acting Chief Executive Officer since March 2010. Mr. Courpron is also expected to be elected a director of ILFC.
     The Employment Letter is attached to this Form 8-K as Exhibit 10.1 and is hereby incorporated by reference in its entirety. The foregoing description of the Employment Letter does not purport to be complete and is qualified in its entirety by reference to the attached exhibit.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
10.1	Employment Letter, dated May 17, 2010, by and between Henri Courpron and American International Group, Inc.
99.1	Press release issued by American International Group, Inc. and International Lease Finance Corporation, dated May 19, 2010.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION
/s/ Fred S. Cromer
By:	Fred S. Cromer
Chief Financial Officer

DATED: May 19, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Letter, dated May 17, 2010, by and between Henri Courpron and American International Group, Inc.
99.1	Press release issued by American International Group, Inc. and International Lease Finance Corporation, dated May 19, 2010.